UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 12, 2007

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C.  20004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 393-1101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 12, 2007, Harman International Industries, Incorporated (“Company”) announced that its 2007 Annual Meeting of Stockholders (“Annual Meeting”) will be held on December 17, 2007.

The Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2006 Annual Meeting of Stockholders.  As a result, any stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for the Annual Meeting, must be received by the Company in writing at 1101 Pennsylvania Avenue, N.W., Suite 1010, Washington, D.C. 20004 by the close of business on October 22, 2007, and otherwise comply with all requirements of the Securities and Exchange Commission for stockholder proposals.

In accordance with the Company’s By-Laws, in order for a stockholder to make a proposal at the annual meeting, the proposal must be received by the close of business on October 22, 2007.  The proposal should be addressed to the Company’s Corporate Secretary at the Company’s address noted above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:  /s/ Edwin C. Summers
Edwin C. Summers
Vice President – General Counsel and Secretary

Date:  October 12, 2007